-11-
                                                     Exhibit 10.4



                              NSTAR
                     TRUSTEES' DEFERRED PLAN

              (Restated Effective August 25, 1999)



1.  Background and Effective Date
   This Plan provides an arrangement whereby Outside Trustees can (i) elect to defer receipt of designated percentages or amounts of their retainers and fees, and (ii) receive additional deferred amounts from the Company. This Plan document constitutes an amendment, restatement and continuation of the Boston Edison Company Directors' Deferred Fee Plan (the "Edison Directors' Deferred Fee Plan"). This document also replaces the following plans previously maintained by Commonwealth Energy System ("CES") for its trustees, each of which was terminated by CES effective as of August 25, 1999: The Deferred Compensation Plan for Trustees of Commonwealth Energy System (the "CES Trustees' Deferred Plan"); The Commonwealth Energy System Retirement Plan for Trustees (the "CES Trustees' Retirement Plan"); and The Commonwealth Energy System Restricted Stock Plan for Trustees (the "CES Trustees' Restricted Stock Plan"). No benefits shall be payable under said terminated CES Plans on or after the Effective Date to any Participant under this Plan or his or her beneficiary. This amended Plan is effective as of August 25, 1999 (the "Effective Date").

2.  Definitions
   (a)"Board of Trustees" means the board of trustees of the Company.
   (b) "Change of Control" has the meaning set forth in Appendix A.
   (c) "Code" means the Internal Revenue Code of 1986 as amended from time to time.
   (d)  "Company" means NSTAR.
   (e) "Company Credit Account" means the Company credit account described in Section 7.
   (f) "Deferral Account" means the deferral account described in Section 6.
   (g) "Outside Trustee" means a member of the Board of Trustees who is not an employee of the Company or any of its affiliates.
   (h) "Participant" means an Outside Trustee who participates in the Plan.
   (i) "Plan" means NSTAR Trustees' Deferred Plan as set forth herein and as from time to time amended.
   (j) "Plan Administrator" means the Board of Trustees or other person or persons authorized to administer the Plan in accordance with Section 10.
   (k) "Retirement" means the cessation of a Participant's service as a member of the Board of Trustees for any reason other than death.
   (l)  "Shares" means common shares of the Company.
3.  Eligibility
   An Outside Trustee shall be eligible to participate in the Plan provided he or she completes such forms as the Plan Administrator may require.
4.  Elective Deferrals
   A Participant may elect to defer all or any portion of his or her retainers or other fees otherwise payable by the Company in or for a calendar year, subject to such minimum deferral amounts as the Plan Administrator may prescribe prior to the start of such calendar year.
5.  Deferral Elections
   A Participant's election of deferral under Section 4 shall be in such form and subject to such terms and conditions as the Plan Administrator shall prescribe. The election of deferral must be filed prior to the first day of the "Deferral Period" as hereinafter defined. Each election shall specify the percentage or amount of the Participant's retainers or other fees to be credited to his or her Deferral Account instead of being paid currently to the Participant, and the payment period (including a single lump-sum payment if so elected) for the distribution in respect of such deferral. Each election shall be binding with respect to the retainers and other fees for such period (not less than one year) as the Plan Administrator shall specify (the "Deferral Period") and shall be irrevocable for the calendar year or years to which it applies. Notwithstanding the foregoing, an Outside Trustee who becomes a Participant during the calendar year may make an election of deferral for the balance of such calendar year provided he or she makes such election within 30 days of the date he or she becomes a Participant.
6.  Deferral Account
     The Plan Administrator shall maintain a Deferral Account on the books and records of the Company for each Participant as follows:
     (a)  Opening Balance.
          (1) Edison Directors' Deferred Fee Plan. Each Participant who deferred retainers or fees under the Edison Directors' Deferred Fee Plan prior to the Effective Date shall have an opening balance in his or her Deferral Account under the Plan on the Effective Date equal to the value of his or her deferral account under the Edison Directors' Deferred Fee Plan as of the Effective Date.
          (2) CES Trustees' Deferred Plan, CES Trustees' Restricted Stock Plan and CES Trustees' Retirement Plan. Each Participant who, prior to the Effective Date, (a) deferred retainers or fees under the CES Trustees' Deferred Plan, (b) was a Participant in the CES Trustees' Restricted Stock Plan and irrevocably elected to waive his or her rights to receive CES shares under the CES Trustees' Restricted Stock Plan as of the Effective Date, and/or (c) who was entitled to a retirement benefit under the CES Trustees' Retirement Plan shall have an opening balance in his or her Deferral Account under the Plan on the Effective Date equal to sum of (i) the value of his or her deferral account under the CES Trustees' Deferred Plan as of the Effective Date, plus (ii) the value of such waived CES shares as of the Effective Date increased by 5 percent, plus
     (iii) the lump sum actuarial equivalent present value of his or her retirement benefit under the CES Trustees' Retirement Plan determined by the Company in its sole discretion as of the Effective Date. The credits described in this subparagraph (2) shall be in lieu of amounts previously payable under the aforesaid CES Plans and each Participant receiving such credits expressly agrees to waive any claim he or she may have for payment of benefits under said CES Plans.
     (b) Deferrals. The Plan Administrator shall credit to a Participant's Deferral Account the amounts of retainers or other fees, as applicable, which the Participant has elected to defer under the Plan. In each case credits shall be made as of the dates the retainers or other fees would have been payable if not deferred.
     (c) Investment Measurements. From time to time the Company will establish investment measurements to be used to adjust the balance of each Participant's Deferral Account. Such investment measurements may be changed from time to time by the Company.
The Plan Administrator may establish rules and procedures to permit Participants to select notational investments for their respective Deferral Accounts from among available investment measurements. From time to time, as determined by the Plan Administrator, each Participant's Deferral Account will be adjusted to reflect such investment measurements.
7.  Company Credit Account
     The Plan Administrator shall maintain a Company Credit Account on the books and records of the Company for each Participant as follows:
     (a) Opening Balance. Edison Directors' Deferred Fee Plan. Each Participant for whom company credits were made under the Edison Directors' Deferred Fee Plan prior to the Effective Date shall have an opening balance in his or her Company Credit Account under the Plan on the Effective Date equal to the value of his or her company credit account under the Edison Directors' Deferred Fee Plan as of the Effective Date.
     (b) Company Credits. As of each April 1 and October 1, provided the Participant is an Outside Director on such date, the Plan Administrator will credit to the Participant's Company Credit Account the amount of $10,000, or such other amount as the Company shall determine.
     (c) Investment Measurement. The sole investment measurement for determining the value of the Participant's Company Credit Account shall be the value of Shares which could be purchased (or which are purchased) with Company credits as soon as possible following the date of such credits. Any dividends on such Shares will be reinvested or deemed reinvested in such Shares. In such manner and at such time as the Plan Administrator shall determine, each Participant's Company Credit Account will be adjusted to reflect such investment measurement. The Company may, but shall not be required to, purchase Shares to satisfy its obligations to Participants under this paragraph. If such Shares are purchased, the Company may, in its discretion and subject to such limitations as it may determine, permit a Participant to exercise voting rights with respect to Shares allocated to his or her Company Credit Account.
8.  Commencement of Distributions; Payment Periods
     (a) Inservice Distributions. At the time the Participant makes an election of deferral under Section 4, and subject to the conditions of this Section, a Participant may also elect to receive a single sum payment from his or her Deferral Account of all or a specified portion of the amount attributable to such deferral on a fixed date prior to the Participant's Retirement (hereinafter referred to as the "initial fixed date"). Such initial fixed date must be at least five years after the date of such deferral. In addition, at least two years prior to the initial fixed date, a Participant may elect to defer payment of such amount to a later fixed date (hereinafter referred to as the "subsequent fixed date") which must be at least three years after the initial fixed date. Furthermore, at least two years prior to the subsequent fixed date, a Participant may elect to defer payment of such amount until his or her Retirement. The rules and procedures for such elections will be promulgated by the Plan Administrator. All elections under this Section 8(a) require the consent of the Plan Administrator to become effective. No portion of a Participant's Company Credit Account may be paid under this Section 8(a).
     (b) Special one time inservice distribution. In addition to the elections described in paragraph (a) above, a Participant may request a special one-time inservice distribution of part or all of his or her Deferral Account for the sole purpose of contributing such amount to a charity selected by the Participant which is exempt from federal income tax under section 501(c)(3) of the Code. Such request must be in writing to the Plan Administrator at least six months prior to the requested distribution date and requires the consent of the Plan Administrator to become effective.
     (c) Retirement. Upon the Participant's Retirement, the Participant shall be entitled to receive the balance in each of his or her Deferral Accounts and his or her Company Credit Account. The Participant's Deferral Account shall be payable as the Participant shall have specified in his or her election of deferral from among the lump sum and installment options prescribed by the Plan Administrator and, if payment is made other than in an immediate lump sum, shall be adjusted to reflect the investment measurements in such manner as the Plan Administrator shall prescribe. The Participant's Company Credit Account shall be payable in a lump sum only. Payment of the Participant's Company Credit Account shall be in the form of Shares (plus cash for any fractional shares). Payment of Deferral Accounts and Company Credit Accounts shall be made or commence on the first day of the calendar quarter following Retirement or as soon as practicable thereafter.
     (d) Deferral of Benefit Commencement. Notwithstanding paragraph (c), in the case of a Participant whose Retirement date is prior to his or her attainment of age 65, such Participant may elect to defer commencement of payment of part or all of his or her Deferral Account or Company Credit Account, or both, until he or she attains age 65. Any such election to defer commencement of payment beyond the Participant's Retirement date must be made in writing to the Plan Administrator at least six months prior to the Retirement date and requires the consent of the Plan Administrator to become effective. Such a Participant who is permitted to defer commencement of payment may also elect, subject to the consent of the Plan Administrator, to waive his or her right to receive a specified number of Shares credited to his or her Company Credit Account, in which case a number of Shares equal to the number of such waived Shares will be credited to his or her Deferral Account. Such Shares credited to his or her Deferral Account will be subject to the investment measurement rules described in Section 6(c) and will be payable in a single sum.
     (e) Death. If the Participant dies at any time prior to attaining age 65 prior to the payment or commencement of payment of his or her Deferral Account or Company Credit Account as described in Section 8(c), the Participant's designated beneficiary or beneficiaries shall be entitled to receive the balance in the Participant's Deferral Account and Company Credit Account as of the date of death. Payments shall be made in a lump sum on the first day of the second month following the month in which the Participant dies or as soon as practicable thereafter. Payment of a Participant's Company Credit Account shall be in the form of Shares (plus cash for any fractional shares). If the Participant dies after payment of his or her Deferral Account has commenced to be paid in installments but prior to the exhaustion of such Account, payment of the remaining balance of such Account (adjusted as provided in Section 8(c)) shall continue to the Participant's designated beneficiary or beneficiaries over the installment period selected by the Participant. Designation of a beneficiary or beneficiaries for purposes of the Plan shall be made on a form and in a manner prescribed or approved by the Plan Administrator. If no beneficiary has been designated, payment due under this Section will be made to the Participant's estate.
9.  Emergency Benefit
     If a Participant suffers a financial emergency, upon the written request of the Participant, the Plan Administrator, in its sole discretion, may distribute that portion of the Participant's Deferral Account, if any, which it determines to be necessary to meet the immediate financial emergency. A financial emergency shall include major uninsured medical expense, major uninsured casualty or property losses, and such other financial emergencies as the Plan Administrator may, in its sole discretion, determine, provided that the Participant demonstrates to the Plan Administrator's satisfaction that he or she lacks available resources to meet the emergency. Any such distribution shall reduce the balance in the Participant's Deferral Account available for distribution in accordance with Section 8. No portion of a Participant's Company Credit Account may be paid under this Section 9.
10.  Administration of the Plan
     For purposes of prescribing the forms and conditions for deferral elections under Section 5 and inservice distributions under Section 8(a) and (b) (or other forms required to administer the Plan), and for purposes of Sections 6 and 7, the functions of the Plan Administrator shall be performed by the Chief Financial Officer of the Company in his or her sole discretion or by his or her delegates. All other administrative and interpretative functions under the Plan shall be vested in the sole discretion of the Board of Trustees. A decision by the Plan Administrator or the Board of Trustees shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Plan Administrator and the Board of Trustees shall each exercise its functions hereunder in such manner as it deems appropriate and may, in its discretion, waive the application of any rule to any Participant. Neither the Plan Administrator nor the Board of Trustees shall have any responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her. The Plan Administrator and the Board of Trustees shall each have all powers necessary or appropriate to discharge its duties and responsibilities under the Plan.
11.  Nature of Claim for Payments
     Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Company shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Company. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Company. However, the Company may establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may from time to time deposit funds (which funds shall be in the form of Shares with respect to a Participant's Company Credit Account) in such trust to facilitate payment of the benefits provided under the Plan. In the event the Company establishes such a grantor trust with respect to the Plan and, at the time of a Change of Control, such trust (i) has not been terminated or revoked and (ii) is not "fully funded" (as determined in its sole discretion by a majority of the individuals who were members of the Board of Trustees immediately prior to a Change of Control), the Company shall within ten days of such Change of Control deposit in such grantor trust assets sufficient to cause the trust to be "fully funded" as of the date of the deposit (as determined in its sole discretion by a majority of the individuals who were members of the Board of Trustees immediately prior to a Change of Control).
12.  Rights Are Non-Assignable
     Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.
13.  Termination; Amendment
     The Plan shall continue in effect until terminated by action of the Board of Trustees. Upon termination of the Plan, no deferral of retainers or other fees thereafter paid or payable to a Participant shall be made, no additional Company credits shall be made to the Participant's Company Credit Account, and no individual not a Participant as of the date of termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Plan Administrator in its sole discretion shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance in the Participants' Deferral Accounts and Company Credit Account in a single sum payment.
     The Board of Trustees may at any time and from time to time amend the Plan in any manner; provided that no such amendment or termination shall reduce the amounts previously credited to the Deferral Account or Company Credit Account of any Participant without his or her prior written consent, and provided, further, that no amendment or termination following a Change of Control shall eliminate or reduce the Company's obligation to deposit assets in the grantor trust as described in Section 11. Furthermore, following a Change of Control, this Section 13 may not be amended.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its officer hereunto duly authorized this 20th day of October, 2000.

                                   NSTAR

                                   By:  /s/ Thomas J. May

                          Appendix A to
                  NSTAR Trustees' Deferred Plan
                       "Change of Control"
     For the purposes of this Plan, a "Change of Control" shall mean:
     a. The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding common shares (or shares of common stock) of the Parent (the "Outstanding Parent Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent or an affiliate of the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or affiliate of the Parent or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Appendix A; or
     b. Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or
     c. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or the Company or such entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or
     d. Approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.
     For purposes of this Appendix A, the term "Parent" shall mean NSTAR, or, if any entity shall own directly or indirectly through one or more subsidiaries, more than 50% of the outstanding common shares of NSTAR, such entity, and (ii) the term "Person" shall mean any individual, corporation, partnership, company, limited liability company, trust or other entity, which term shall include a "group" within the meaning of
Section 13(d) of the Securities Act of 1934, as amended.